UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2008

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 26, 2008, iPCS, Inc. (the “Company”) and iPCS Wireless, Inc., a wholly-owned subsidiary of the Company, entered into amended and restated employment agreements with Timothy M. Yager, Stebbins B. Chandor, Jr., Conrad J. Hunter and John J. Peterman (collectively, the “Agreements”).  These Agreements effected technical amendments to the existing employment agreements to ensure compliance with the final regulations under Section 409A of the Internal Revenue Code and included replacement of an automatic annual renewal provision with a term of five years, unless terminated earlier.  Compensation amounts, employment termination provisions and payments upon termination remain the same other than timing of payments to comply with Section 409A.

The foregoing description of the Agreements is qualified in its entirety by the terms of the Agreements, copies of which are attached as exhibits to this filing and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

10.1	Amended and Restated Employment Agreement between iPCS Wireless, Inc. and Timothy M. Yager, dated as of December 26, 2008

10.2	Amended and Restated Employment Agreement between iPCS Wireless, Inc. and Stebbins B. Chandor, Jr., dated as of December 26, 2008

10.3	Amended and Restated Employment Agreement between iPCS Wireless, Inc. and Conrad J. Hunter, dated as of December 26, 2008

10.4	Amended and Restated Employment Agreement between iPCS Wireless, Inc. and John J. Peterman, dated as of December 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: December 30, 2008
	By:	/s/ Brian J. O’Neil
	Name:	Brian J. O’Neil
	Title:	Senior Vice President, General Counsel and Secretary